Exhibit 23.1


                         Consent of Independent Auditors

To the Board of Directors
  telcoBlue, Inc.
  Lexington, Kentucky

We hereby consent to the incorporation by reference in this Form S-8 of our report dated January 29, 2004 relating to the financial statements of telcoBlue for the two years ended September 30, 2003.

May 14, 2004

Malone & Bailey, PLLC

www.malone-bailey.com
Houston, Texas